Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 30, 2018 (except for Note 15(h), as to which the date is November 28, 2018) in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-228300) and the related Prospectus of Moderna, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Boston, Massachusetts

December 3, 2018